                                                                      Exhibit 11
                                                                      ----------

                                                                     Page 1 of 2

                                  ADVO, Inc.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (In thousands, except per share data)


                                                  Six months ended                      Three months ended
                                              -------------------------               -----------------------
                                              March 25,        March 26,              March 25,      March 26,
                                                1995             1994                   1995           1994
                                              --------         --------               --------       --------

EARNINGS APPLICABLE TO COMMON STOCK           $11,479          $ 9,688                $ 2,803        $ 2,434
                                              =======          =======                =======        =======


AVERAGE COMMON AND COMMON EQUIVALENT
SHARES


Average common shares outstanding              20,641           21,499                 20,590         21,304
Assumed conversion or exercise of:
  Warrants                                      2,253            2,235                  2,260          2,264
  Stock Options                                   257              763                    273            640
  Restricted Stock                                 35               57                     38             32

                                              -------          -------               --------        -------
Weighted average common
  equivalent shares                            23,186           24,554                 23,161         24,240
                                              =======          =======               ========        =======

EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE                             $   .50          $   .39               $    .12        $   .10
                                              =======          =======               ========        =======

                                                                      Exhibit 11
                                                                      ----------

                                                                     Page 2 of 2



                                  ADVO, Inc.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (In thousands, except per share data)





                                            Six months ended                    Three months ended
                                         ------------------------              ---------------------
                                         March 25,       March 26,             March 25,    March 26,
                                           1995            1994                  1995         1994
                                         --------        --------              -------      --------

EARNINGS APPLICABLE TO FULLY
 DILUTED SHARES                          $11,479         $ 9,688               $ 2,803      $ 2,434
                                         =======         =======               =======      =======



FULLY DILUTED SHARES


Average common shares outstanding         20,641          21,499                20,590       21,304
Assumed conversion or exercise of:

  Warrants                                 2,280           2,268                 2,280        2,268
  Stock Options                              353             831                   349          650
  Restricted Stock                            53              70                    50           30

                                          ------         -------                ------      -------


Fully diluted shares                      23,327          24,668                23,269       24,252
                                         =======         =======               =======      =======


EARNINGS PER SHARE ASSUMING
 FULL DILUTION                           $   .49         $   .39               $   .12      $   .10
                                         =======         =======               =======      =======